EXHIBIT 99.6

GSAA 04-07 Preliminary RA Feedback

-----------------------------------------------------------------------------------------------------------------------------------
Fitch                                                Moody's                                       S&P

Fitch        Target C.E.       Size                               Target C.E.     Size                       Target C.E.     Size
AAA                 5.50%         95.25%             Aaa                 5.25%    95.50%           AAA              5.85%    95.25%
AA                  3.00%          2.50%             AA2                 3.50%     1.75%           AA               3.35%     2.50%
A                   1.50%          1.50%             A2                  2.15%     1.35%           A                1.85%     1.50%
BBB                 0.75%          0.75%             Baa2                1.00%     1.15%           BBB              1.10%     0.75%
                                                     Ba2                 0.75%     0.25%

           Initial OC              0.00%                        Initial OC         0.00%                   Initial OC         0.00%
           Target                  0.75%                        Target             0.75%                   Target             1.10%
-----------------------------------------------------------------------------------------------------------------------------------